FOR IMMEDIATE RELEASE

Generation Income Properties Successfully Exercises Option to Extend Preferred Equity Maturity of JV Subsidiary by Complying with Underwriting Covenants

TAMPA, FL – August 13, 2025 – Generation Income Properties, Inc. (Nasdaq: GIPR) announced that its operating partnership, Generation Income Properties, L.P., has exercised one of its two pre-negotiated options to extend the maturity date of the preferred equity issued by its GIP VB SPE, LLC joint venture subsidiary by one year. This extension was made possible due to the JV subsidiary's ongoing compliance with the underwriting thresholds that were outlined in the original LLC agreement executed in 2023 with the entity's preferred equity investor. The preferred equity extension strengthens GIPR’s short-term capital structure and enhances its operational flexibility while it continues discussions on recapitalizing the preferred equity in its entirety.

“The extension of this preferred equity of our subsidiary is another example of how disciplined execution and strict adherence to our financial covenants can create meaningful flexibility for GIPR,” said David Sobelman, Chairman and Chief Executive Officer of Generation Income Properties. “By maintaining full compliance with the original agreement’s underwriting thresholds, we’ve strengthened our short-term capital structure while preserving optionality as we continue active discussions to fully recapitalize the preferred equity. This positions us to navigate the current capital markets with confidence and focus on long-term value creation for our shareholders.”

For more information about Generation Income Properties, please visit the company’s investor relations page or contact investor relations at contact information.

About Generation Income Properties

Generation Income Properties, Inc., located in Tampa, Florida, is an internally managed real estate investment trust formed to acquire and own, directly and jointly, real estate investments focused on retail, office, and industrial net lease properties in densely populated submarkets. Additional information about Generation Income Properties, Inc. can be found at the Company’s corporate website: www.gipreit.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty, including those related to lease extension benefits and preferred equity performance. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but

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rather are subject to various risks and uncertainties. These statements include, but are not limited to, statements regarding our GIP VB SPE, LLC joint venture subsidiary, the preferred equity therein, and our efforts to recapitalize such preferred equity. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Please refer to the risks detailed from time to time in the reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 28, 2025, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Contact:
Investor Relations
Generation Income Properties
ir@gipreit.com
(813) 448-1234

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